Exhibit 99.1

Post Holdings Updates Certain Fiscal 2014 Guidance

St. Louis, Missouri - March 10, 2014 - Post Holdings, Inc. (NYSE:POST) (the “Company”) today updated its previously issued Adjusted EBITDA guidance for fiscal 2014. This release should be read in conjunction with the financial statements and management’s discussion and analysis included in the Company’s filings with the Securities and Exchange Commission, as well as the matters discussed under “Risk Factors” in the Company’s second Form 8-K filed today, March 10, 2014.
Including the partial year expected results of Dakota Growers Pasta Company, Inc. (“Dakota”) (acquired on January 1, 2014), as well as Golden Boy Foods Ltd. and Dymatize Enterprises, LLC (both acquired on February 1, 2014), and excluding the pending acquisition of the PowerBar and Musashi brands from Nestle S.A., Post management now expects fiscal 2014 Adjusted EBITDA to be between $300 and $320 million.
The updated Adjusted EBITDA guidance reflects adjustments for continued holding company costs supporting M&A activity, delays in new business volume at Dakota and softness in the ready-to-eat (RTE) cereal category in Post’s second fiscal quarter.

Further Discussion of Updated Guidance
Post management expects continued elevated holding company costs supporting M&A activity, primarily consisting of increased audit fees for pending or completed acquisitions, due diligence fees on abandoned acquisitions, outside service fees related to IT integrations, and increased headcount to support a larger footprint. Management will continue to prioritize investment in integration and additional M&A over near-term profit targets.

Additionally, as expected, in late 2013 and early 2014, certain customers of Dakota in-sourced ingredient purchases. The replacement of volume is developing more slowly than expected. Management believes Dakota has a strong pipeline of business development opportunities. Some are under contract and some in the late stage of discussions. Management expects to return to historical volume levels in 2015.

Finally, Post management has seen on-going softness in the RTE cereal category in Post’s second fiscal quarter resulting in a revision to the outlook for the Post Foods business for fiscal 2014. Management believes the RTE cereal category will return to a single digit growth rate in 2015.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions upon which the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this press release. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Conference Call to Discuss Updated Guidance
The Company will host a conference call on Monday, March 10, 2014 at 4:30 p.m. Eastern Time to discuss the updated guidance. The call will be hosted by Robert V. Vitale, Post’s Chief Financial Officer.

Interested parties may join the conference call by dialing (877) 540-0891 in the United States and (678) 408-4007 from outside the United States. The conference identification number is 11394798. Shareholders, employees, the media and the public are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of the Company’s website at www.postholdings.com.

During the conference call, the Company will respond to questions regarding the updated guidance, and may comment on other business or financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

A replay of the conference call will be available through Monday, March 17, 2014, by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside the United States and using the conference identification number 11394798. A webcast replay will also be available for a limited period on the Company’s website in the Investor Relations section.
Use of Non-GAAP Measures
Management has determined that Adjusted EBITDA is a key metric that will help investors understand the ultimate income and near-term cash flows generated by our business. Adjusted EBITDA is a non-GAAP measure which represent net earnings excluding income taxes, net interest expense, net other nonoperating income/expense, depreciation and amortization, non-cash stock based compensation, restructuring and plant closure costs, acquisition related transaction costs, inventory revaluation adjustments on acquired businesses, costs to effect Post’s separation from Ralcorp Holdings, Inc. (“Ralcorp”) and to establish stand-alone systems and processes, mark to market adjustments on economic hedges, losses on hedge of purchase price of acquisitions and intangible asset impairments, if any. The Company believes that Adjusted EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the Company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the Company’s financing documents. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. The calculation of Adjusted EBITDA may not be comparable to similarly-titled measures of other companies. The Company has not provided a quantitative reconciliation between Adjusted EBITDA presented above to the most comparable financial measure or measures calculated and presented in accordance with GAAP because it is not reasonably practicable to produce such reconciliation for this prospective financial information.
Reconciliations to other non-GAAP financial measures that are not included in this press release but may be discussed during the conference call will also be available in the Investor Relations section of the Company’s website at www.postholdings.com prior to the start of the conference call.
Forward-Looking Statements
The Adjusted EBITDA guidance for fiscal 2014, our expectations regarding the replacement of the lost Dakota business and Post management’s expectation for the RTE cereal category growth discussed in this press release are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include our high leverage and substantial debt, including covenants that restrict the operation of our business; our ability to service our outstanding debt or obtain additional financing; our ability to continue to compete in our product markets and our ability to retain our market position; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; changes in our cost structure, management, financing and business operations; significant increases in the costs of certain commodities, packaging or energy used to manufacture our products; our ability to recognize the expected benefits of the closing of our Modesto, California manufacturing facility; our ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that our products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate changes in consumer preferences and trends; changes in economic conditions and consumer demand for our products; disruptions in the U.S. and global capital and credit markets; labor strikes or work stoppages by our employees; legal and regulatory factors, including changes in food safety, advertising and labeling laws and regulations; our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales; disruptions or inefficiencies in supply chain; our reliance on third party manufacturers for certain of our products; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to our qualified pension plans; loss of key employees; our ability to protect our intellectual property; changes in weather conditions, natural disasters and other events beyond our control; our ability to successfully operate our international operations in compliance with applicable regulations; our ability to operate effectively as a stand-alone, publicly traded company; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired companies; business disruptions caused by information technology failures; and other risks described in the Company’s filings with the Securities and Exchange Commission. These forward-

looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626